UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 18, 2020

Foot Locker, Inc.

(Exact name of registrant as specified in charter)

New York	1-10299	13-3513936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 West 34th Street, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 720-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, effective May 3, 2020, Foot Locker, Inc. (the “Company”) initiated certain measures to address the COVID-19 pandemic’s impact on the Company’s business. This included, among other things, reducing executive salaries, including for each of the named executive officers in the Company’s 2020 proxy statement, as follows: Chief Executive Officer salary reduction of 40%; Executive Vice Presidents and Senior Vice Presidents salary reduction of 20%; and Corporate Vice Presidents and General Manager-level roles salary reduction of 10%. On June 18, 2020, the Company reported that the salary reductions would continue through October 31, 2020. Due to the positive performance of the Company’s business, on August 18, 2020, the Company’s Board of Directors approved the restoration of executive salaries, effective September 1, 2020.

Item 8.01.	Other Events.

As previously disclosed, effective May 3, 2020, in conjunction with the Company’s executive salary reduction measures, the Board suspended the cash elements of their director compensation until further notice. Due to the positive performance of the Company’s business, on August 18, 2020, the Board approved the restoration of the cash elements of their director compensation, effective September 1, 2020.

In addition, as previously disclosed, due to the impact of the  COVID-19 pandemic, the Company implemented a variety of actions to address the sudden reduction in sales, including temporarily suspending its share repurchase program for the fiscal year ended January 30, 2021, and its quarterly dividend program, to increase its cash position and provide additional flexibility. Due to the positive performance of the Company’s business, strong liquidity position, and more stable cash outlook, the Company has reinstated its share repurchase program effective September 1, 2020, and its quarterly dividend program. On August 20, 2020, the Board declared a quarterly cash dividend on the Company’s common stock of $0.15 per share, which will be payable on October 30, 2020 to shareholders of record on October 16, 2020.

In addition, as previously disclosed, in response to temporary store closures and other business disruptions resulting from the COVID-19 pandemic, the Company previously implemented an employee furlough program that applied to a majority of the Company’s store employees in the United States and Canada, and certain of its store employees in Australia and supply chain employees in the United States. At this time, nearly all of these employees have been called back to work, except in California where the Company has temporarily closed all mall-based stores across all of its brands at the direction of the state government.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC.

Date: August 21, 2020	By:	/s/ Sheilagh M. Clarke
Name: Sheilagh M. Clarke Title: Senior Vice President, General Counsel and Secretary